Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (Nos. 333-186367, 333-189573, 333-200073, and 333-226481) on Form S-8 of our reports dated February 15, 2022, with respect to the consolidated financial statements and financial statement Schedule II – Valuation and Qualifying Accounts of Zoetis Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Short Hills, New Jersey
February 15, 2022